Exhibit 99.1

Hercules Capital Completes Acquisition of Asset-Based Lender – Gibraltar Business Capital

The acquisition represents Hercules’ second transaction in six months and further diversifies and expands the types of senior secured financial solutions available to current and future clients

PALO ALTO, Calif., March 5, 2018 – Hercules Capital, Inc. (NYSE: HTGC) (“Hercules” or the “Company”), the leading specialty finance company to innovative, venture growth, pre-IPO and M&A stage companies backed by leading venture capital firms, today announced that it has entered the commercial finance sector through its strategic acquisition of all of the outstanding equity of Gibraltar Business Capital (“Gibraltar”), a leading provider of working capital to small and mid-market businesses through Gibraltar’s asset-based loan and factoring solutions.

Gibraltar will be held as a portfolio company of Hercules. Gibraltar will continue to operate as an independent senior secured asset-based lender to select small and mid-market businesses and operate under the Gibraltar Business Capital brand. Gibraltar and all its existing employees will remain at its headquarters in Northbrook (Chicago), Illinois. Gibraltar was formed in 2010 when Scott Winicour led the management buyout of Gibraltar Financial Corporation, a commercial finance company that dates back to 1951. The company subsequently changed its name to Gibraltar Business Capital, as it is known today. The company is comprised of seasoned professionals with decades of deep expertise in the asset-based lending and factoring industries. Since its formation in 2010, Gibraltar has underwritten more than $325.0 million in total credit facilities to more than 170 borrowers.

Hercules anticipates its investment in Gibraltar to generate a cash yield of approximately 10.0% to 14.0% and to be immediately accretive to investment income in 2018.

“Our acquisition of Gibraltar, Hercules’ second strategic completed acquisition, represents a unique opportunity to invest in one of the leading established asset-based lenders in the country, said Manuel A. Henriquez, founder, chairman and chief executive officer of Hercules. “We believe our investment in Gibraltar, as a portfolio company, will give us the ability to access systems utilized in managing ABL loans and to potentially expand the types of financing options available to our current and future clients. We are very pleased to welcome Gibraltar’s new CEO Scott Winicour and the entire Gibraltar team to the Hercules family of portfolio companies. With our financial backing, we anticipate growing Gibraltar’s existing business offering and overall loan portfolio.”

Winicour remarked, “This is an important transition for Gibraltar as the investment by Hercules, coupled with our credit line, provides us with deep access to capital to empower our growth and amplifies our commitment to deliver value-added lending services to businesses, which have been the hallmark of our success.”

“This investment represents a highly attractive return profile, and together with our continued ‘slow and steady’ growth strategy, will help provide greater potential financial return to the benefit of our shareholders over the long term,” noted Henriquez.

About Hercules Capital, Inc.

Hercules Capital, Inc. (NYSE: HTGC) (“Hercules”) is the leading and largest specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in a broad variety of technology, life sciences and sustainable and renewable technology industries. Since inception (December 2003), Hercules has committed more than $7.3 billion to over 410 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Hercules’ common stock trades on the New York Stock Exchange under the ticker symbol “HTGC.” In addition, Hercules has outstanding 6.25% Notes due 2024 (NYSE: HTGX), 4.375% Convertible Notes due 2022, and 4.625% Notes due 2022.

About Gibraltar Business Capital

Named in 2017 by Inc. Magazine as one of America’s Fastest-Growing Private Companies, Chicago-based Gibraltar Business Capital is a well-capitalized, specialty finance company delivering working capital in the form of asset-based loans and factoring solutions. Gibraltar is an expert financial partner providing small to mid-market companies nationwide access to capital when they need it most to solve challenges or fuel growth at any stage of the business lifecycle. With more than 65 years’ experience, Gibraltar’s team is trained to listen, think differently, and take unique circumstances into account. For more information, visit www.gibraltarbc.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act.

The information disclosed in this press release is made as of the date hereof and reflects Hercules most current assessment of its historical financial performance. Actual financial results filed with the SEC may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors the Company identifies from time to time in its filings with the SEC. Although Hercules believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:

Michael Hara

Investor Relations and Corporate Communications

Hercules Capital, Inc.

650-433-5578

mhara@htgc.com